Exhibit 4.6
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2012, by and among Continental Resources, Inc., an Oklahoma corporation (the “Company”) and each of the other parties identified on the signature pages hereto (each a “Shareholder” and together, the “Shareholders” ). The Company and the Shareholders are sometimes referred to collectively as the “Parties” and each individually as a “Party.”
RECITALS
WHEREAS, the Company, Wheatland Oil, Inc., an Oklahoma corporation (“Wheatland”) and the Shareholders have entered into that certain Reorganization and Purchase and Sale Agreement (the “Purchase Agreement”), dated as of March 27, 2012, pursuant to which Wheatland will sell to the Company certain interests in oil and gas properties, rights and related assets that are defined and described in the Purchase Agreement (the “Assets”) in exchange for shares of the Company’s common stock, $0.01 par value (the “Common Stock”);
WHEREAS, at Wheatland’s direction, the Common Stock is to be delivered to the Shareholders pro rata in respect of their ownership interests in Wheatland upon the closing of the transactions contemplated by the Purchase Agreement; and
WHEREAS, to induce Wheatland to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Company has agreed to enter into this Agreement and abide by the covenants and obligations with respect to the Registrable Securities (as defined below) as set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. The terms set forth below are used herein as so defined:
“Affiliate” means, for any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” (and the correlative terms “controlling,” “controlled by,” and “under common control”) means the possession, directly or indirectly, of the right or power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.
“Effectiveness Period” has the meaning specified in Section 2.01(c) of this Agreement.
“Holder” means the record holder of any Registrable Securities; provided, that no such record holder other than the Shareholders (so long as they hold Registrable Securities) shall be deemed to be a “Holder” if the rights under ARTICLE II hereof have not been transferred or assigned to such record holder.
“Included Registrable Securities” has the meaning specified in Section 2.02 of this Agreement.
“Losses” has the meaning specified in Section 2.09(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager(s) of such Underwritten Offering.
“Person” means any individual, partnership, limited liability company, corporation, trust, unincorporated association, governmental agency, subdivision, or instrumentality, or other entity or association.
“Preceding Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of May 18, 2007, by and among the Company, the Revocable Inter Vivos Trust of Harold G. Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust.
“Principal Shareholders” means any holder entitled to registration of securities pursuant to the Preceding Registration Rights Agreement.
“Purchase Agreement” has the meaning specified in the recitals of this Agreement.
“Registrable Securities” means (a) the shares of Common Stock received by the Shareholders pursuant to the Purchase Agreement. and any and all securities of the Company or any successor or assign of the Company that may be issued in respect of, in exchange for or in substitution of, the Common Stock or any other Registrable Securities as provided in Section 3.03 and (b) any shares of Common Stock or other securities issued or issuable in with respect to any shares described in subsection (a) above in connection with combinations, stock splits, recapitalizations, pro rata distributions of securities and the like as provided in
Section 3.03.
“Registration Expenses” has the meaning specified in Section 2.08(b) of this Agreement.
“Registration Statement” means any registration statement of the Company filed under the Securities Act, that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Scheduled Black-Out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the earliest of (i) the Business Day after the day on which the Company publicly releases its earnings information for such quarter or annual earnings information, as applicable, and (ii) the day on which the executive officers and directors of the Company are no longer prohibited by Company policies applicable with respect to such quarterly earnings period from buying or selling equity securities of the Company.
“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which shall be in effect from time to time.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, which shall be in effect from time to time.
“Selling Expenses” has the meaning specified in Section 2.08(b) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.
“Selling Holder Indemnified Persons” has the meaning specified in Section 2.09(a) of this Agreement.
“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following events: (a) a Registration Statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) such Registrable Security is held by the Company or one of its subsidiaries; and (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.
ARTICLE II
REGISTRATION RIGHTS
Section 2.01 Registration
(a) If the Company receives from a Holder of Registrable Securities a written request that the Company effect a registration with respect to all or part of the Registrable Securities held by such Holder, the Company shall file with the SEC, as promptly as practicable

(and in any event within forty-five (45) days after it receives a request for registration), a Registration Statement on Form S-3 or such other form as is then available to the Company to effect registered resales covering the resale of the Registrable Securities; provided that the aggregate proceeds from the proposed sale of such Registrable Securities is expected to exceed $40,000,000 (net of underwriting discounts and commissions); provided further, that the Company shall not be obligated to file any Registration Statement pursuant to this Section 2.01 during any Scheduled Black-Out Period. The Company shall promptly (and in any event within ten (10) days after it receives a request for registration) give written notice of the proposed registration to all other Holders and include in such proposed registration all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holder(s) to the Company within twenty (20) days after receipt of the Company’s notice of proposed registration. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable after the filing thereof.
(b) Any Registration Statement filed pursuant to this Section 2.01 shall provide for the resale of the Registrable Securities pursuant to any method or combination of methods legally available to, and requested by, the Holder(s) of Registrable Securities covered by such Registration Statement.
(c) The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to be effective, supplemented, amended and replaced to the extent necessary to ensure that it is available for the resale of all Registrable Securities covered thereby until the earliest date all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). Subject to Section 2.03, upon the occurrence of any event that would cause the Registration Statement or the prospectus contained therein (i) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (ii) not to be effective and usable for the resale of all or part of the Registrable Securities by the Holders, the Company shall promptly file an appropriate amendment to the Registration Statement curing such defect, and, if SEC review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable. The Company shall use its reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be reasonably necessary to keep such Registration Statement effective during the Effectiveness Period; cause any prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the rules and regulations under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the Effectiveness Period.
(d) Subject to Section 2.03, a Registration Statement when effective will comply as to form in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).

(e) The Company will not be required to effect more than four (4) registrations over any period of three (3) years or more than one (1) registration during any six (6)-month period; provided that, a registration will count for purposes of this Section 2.01 if (i) all Registrable Securities requested to be registered under Section 2.01 are so registered or (ii) the registration request is subsequently withdrawn at the request of the Holders requesting such registration and the aggregate proceeds from the proposed sale of the Registrable Securities of the remaining Holders would not exceed $40,000,000 (net of underwriting discounts and commissions).
Section 2.02 Piggyback Rights
(a) Participation. If at any time the Company proposes to file (i) a shelf registration statement other than a Registration Statement contemplated by Section 2.01, (ii) a prospectus supplement to an effective shelf registration statement, other than a Registration Statement contemplated by Section 2.01, and the Registrable Securities of Holders may be included in the offering to which such prospectus supplement relates without the filing of a post-effective amendment to such registration statement that requires the Company to request acceleration of the same from the SEC, or (iii) a registration statement, other than a shelf registration statement, in any case, for the sale of Common Stock in an Underwritten Offering for its own account and/or another Person (other than a Holder), then as soon as practicable following the engagement of counsel by the Company to prepare the shelf registration statement, prospectus supplement, or registration statement, as applicable, the Company shall give written notice thereof to each Holder holding outstanding Registrable Securities and such notice shall offer such Holder the opportunity to include in such shelf registration statement, prospectus supplement, or registration statement, such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Company has been advised by the Managing Underwriter of any Underwritten Offering that the inclusion of Registrable Securities for sale for the benefit of the Holders will reasonably be expected to have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (a) the Company shall not be required to offer the opportunity to participate in such Underwritten Offering to the Holders, in which case the Company shall provide the Holders written advisement of their exclusion (which notice need not include any explanation of the reasons for the exclusion) from the Underwritten Offering no later than 24 hours after the pricing of the Underwritten Offering, or (b) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b), in which case the Company shall provide the Holders written advisement of their reduced participation (which notice need not include any explanation of the reasons for the reduced participation) in the Underwritten Offering no later than 24 hours after the pricing of the Underwritten Offering. Any notice required to be provided in this Section 2.02 to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by the Holder (provided that the failure of the Holder to confirm receipt shall not affect the validity or timing of delivery of such notice). Each such Holder shall have three (3) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after written notice has been delivered to request in writing the inclusion of Registrable Securities in the registration statement or Underwritten Offering, as applicable. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such registration statement or Underwritten Offering, as applicable. If, at any time after giving written notice of its intention to undertake an Underwritten Offering pursuant to this Section 2.02 and prior to the pricing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such Underwritten Offering.
(b) Priority. If the Managing Underwriter in an Underwritten Offering involving Included Registrable Securities advises the Company that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without the likelihood of having such adverse effect, with such number to be allocated (i) first, to the Company or to any Principal Shareholder requesting demand registration under the Preceding Registration Rights Agreement (ii) second, to any Principal Shareholders participating in any such Underwritten Offering, (iii) third, pro rata among the Selling Holders who have requested participation in any such Underwritten Offering and (iv) fourth, to any other parties who are not Selling Holders who have rights to include their securities in the Underwritten Offering. The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the date of the pricing of the Underwritten Offering by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the date of the pricing of the Underwritten Offering by all Selling Holders participating in the Underwritten Offering.
Section 2.03 Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of a Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or other registration statement but may settle any previously made sales of Registrable Securities) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in a Registration Statement or other registration statement or (ii) the Company has experienced some other material non-public event the disclosure of which would be required in a Registration Statement or other registration statement and which at such time, in the good faith judgment of counsel for the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to a Registration Statement or other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt written notice to the Selling Holders whose Registrable Securities are included in a Registration Statement or other registration statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
Section 2.04 Underwritten Offerings. In connection with the filing of any Registration Statement pursuant to Section 2.01, the Company shall, upon request by any Holder or Holders, retain underwriters in order to permit such Holder or Holders to effect sales though an Underwritten Offering, subject to the limitations set forth in Section 2.01. In connection with any Underwritten Offering under this Agreement, the holders of a majority of the Registrable Securities being disposed of pursuant to the Underwritten Offering shall be entitled to select the Managing Underwriter or underwriters for such Underwritten Offering, subject to the consent of the Company, which shall not be unreasonably withheld, delayed or conditioned. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Company shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement, completes and executes all questionnaires, powers of attorney and other documents and arranges for the delivery of customary opinions or other documents reasonably required under the terms of such underwriting agreement, including the completion and delivery of a notice and questionnaire, substantially in the form of Annex A hereto. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such Underwritten Offering. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses; provided that, notwithstanding such withdrawal or abandonment, such proposed registration will count as a registration for purposes of Section 2.01 if the Underwritten Offering was to be pursuant to a Registration Statement.

Section 2.05 Sale Procedures. In connection with its obligations under this ARTICLE II, the Company will, as expeditiously as possible:
(a) subject to Section 2.03, prepare and file with the SEC such amendments and supplements to, and replacements of, a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering and the Managing Underwriter at any time shall notify the Company in writing that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall use its reasonable best efforts to include such information in such prospectus supplement;
(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
(d) if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) of this Section 2.05(e) and any written request by the SEC for amendments or supplements to a Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, including an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceeding for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Subject to Section 2.03, following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to use its reasonable best efforts to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g) subject to appropriate confidentiality obligations, and upon request of any Selling Holder, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement in a form customarily delivered in connection with Underwritten Offerings, (ii) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and (iii) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent petroleum engineers whose reports are included or incorporated by reference in the applicable registration statement, and each of the opinion and the “comfort” letters shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ and petroleum engineers’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters and Holders may reasonably request;

(i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act, provided that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company reasonably satisfactory to the Company;
(k) use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
(l) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(m) in connection with any Underwritten Offering provided for hereunder, participate in “road shows” and other marketing efforts as reasonably requested by the Selling Holders, provided that the Company shall not be required to participate in more than one (1) road show or similar marketing effort in any six (6)-month period;
(n) provide a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement; and
(o) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
Each Selling Holder agrees (1) that, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.05(f), such Selling Holder shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(f) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice and (2) that it will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished in writing by such Selling Holder to the Company specifically for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

Section 2.06 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.02 who has failed to timely furnish such information concerning such Holder that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act, including the information included in Annex A hereto.
Section 2.07 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of the Registrable Securities during the 90-calendar day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the Company or the officers, directors or any other shareholder of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities that are included in such Underwritten Offering. Notwithstanding the foregoing, nothing in this Section 2.07 shall restrict the ability of any Holder from disposing of its Registrable Securities pursuant to a Rule 10b5-1 plan.
Section 2.08 Expenses
(a) Expenses. The Company will pay all Registration Expenses, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder, and the Company shall not be responsible for any Selling Expenses. In addition, except as otherwise provided in Section 2.08(b) and Section 2.09 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
(b) Certain Definitions. The term “Registration Expenses” means all reasonable expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, applicable securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance and the fees and disbursements of one counsel for the Selling Holders. The term “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements, fees of counsel to the Selling Holders (except for the fees and disbursements of counsel required to be paid by the Company pursuant to this Agreement) and transfer taxes allocable to the sale of the Registrable Securities included in the applicable offering.

Section 2.09 Indemnification
(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, partners, members, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, partners, members, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in a Registration Statement or such other registration statement, preliminary prospectus, free writing prospectus or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09 except to the extent that the indemnifying party is prejudiced by such omission. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select one separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof includes a complete release from all liability of the indemnifying party.
(d) Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e) Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.10 Transfer or Assignment of Registration Rights. The right to cause the Company to register Registrable Securities granted to each Holder by the Company under this ARTICLE II may be transferred or assigned by such Holder (and its transferee(s) and assignee(s) permitted hereunder) to one or more transferee(s) or assignee(s) of such Registrable Securities, who (a) are Affiliates of such Holder, or (b) hold, collectively with its or their Affiliates, after giving effect to such transfer or assignment, at least 10% of the Registrable Securities. The Company shall be given written notice promptly following any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall assume in writing responsibility for its obligations of such Holder under this Agreement.
Section 2.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

ARTICLE III
MISCELLANEOUS
Section 3.01 Communications. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing. Any such notice shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid, or (iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:
If to the Company, to:
Continental Resources, Inc.
P.O. Box 268836
Oklahoma City, Oklahoma 73126
Fax: (405) 234-9404
Attention: Eric S. Eissenstat, General Counsel
With a copy to (which copy shall not constitute notice):
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Fax: (713) 546-5401
Attention: Michael E. Dillard
Sean T. Wheeler
If to any holder of Registrable Securities, at such Person’s address as set forth on the records of the Company. Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.
Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties, including subsequent Holders of Registrable Securities to the extent permitted herein, subject to the provisions of Section 2.10.
Section 3.03 Recapitalization, Exchanges, Etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions of securities and the like occurring after the date of this Agreement.

Section 3.04 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.
Section 3.05 Specific Performance. Damages in the event of breach of this Agreement by a Party may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.06 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Facsimiles of signatures or signatures delivered in portable document format (.pdf) will be deemed to be originals.
Section 3.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.08 Governing Law
(a) THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b) THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN OKLAHOMA COUNTY, OKLAHOMA AND APPROPRIATE APPELLATE COURTS THEREFROM, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE, CONTROVERSY OR CLAIM MAY BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE, CONTROVERSY OR CLAIM BROUGHT IN ANY SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE, CONTROVERSY OR CLAIM. EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

Section 3.09 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.
Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.12 No Presumption. If any claim is made by a Party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its counsel. Each Party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each Party hereby waives the application of any rule of Law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of Law to the effect that any provision of this Agreement will be interpreted or construed against the Party whose counsel drafted that provision.
Section 3.13 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Shareholders (and their permitted transferees and assignees) and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Company and the Shareholders may be a corporation, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, shareholder or Affiliate of the Company or the Shareholders or any former, current or future director, officer, employee, agent, shareholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, shareholder or Affiliate of the Company or the Shareholders or any former, current or future director, officer, employee, agent, shareholder or Affiliate of any of the foregoing, as such, for any obligations of the Company or the Shareholders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.
Section 3.14 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.”

Section 3.15 Preceding Registration Rights Agreement. For the avoidance of doubt, in the event of any conflict between this Agreement and the Preceding Registration Rights Agreement, the Preceding Registration Rights Agreement shall control.
[Signature pages follow.]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

Continental Resources, Inc.

By:	/s/ John Hart

Name: John Hart
Title: Chief Financial Officer and Senior Vice President

Revocable Inter Vivos Trust of Harold G. Hamm

By:	/s/ Harold G. Hamm

Name: Harold G. Hamm
Title: Trustee

/s/Jeffrey B. Hume
Jeffrey B. Hume

[Signature Page to Registration Rights Agreement]

Annex A
Registration Statement Questionnaire
In connection with the preparation of the Registration Statement for resale of your shares of common stock, par value $0.01 per share (“Common Stock”) issued by Continental Resources, Inc. (the “Company”), please provide us with the following information:
1. Your identity and background as the selling securityholder of the registrable securities.

(a)	Your full legal name:

(b)	Your business address (including street address) (or residence if no business address), telephone number and facsimile number:
Address:
Telephone No.:
Fax No.:
Email Address:
2. Please state the shareholder’s name exactly as it should appear in the “Selling Shareholder” section of the Registration Statement:

3. Please provide the number of shares of Common Stock that you or your organization will own immediately after the effectiveness of the Registration Statement:
______________ shares of Common Stock
Do you wish to offer for resale in the Registration Statement all of your shares of Common Stock?
☐    Yes  ☐     No
If no, please indicate the number of such shares you wish to offer for sale in the Registration Statement:
______________ shares of Common Stock
Annex A-1

3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
☐    Yes  ☐     No
If yes, please indicate the nature of any such relationships below:
4. (a) Are you (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of the FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?
☐    Yes  ☐    No
If yes, please describe below:
FINRA Member. The term “FINRA member” means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority, Inc. (“FINRA”). (FINRA Manual, Bylaws Article I, Definitions)
Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)
Person Associated with a Member of the FINRA. The term “person associated with a member of the FINRA” means a sole proprietor, partner, officer, director or branch manager of a FINRA member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with FINRA pursuant to its bylaws. (FINRA Manual, Bylaws Article 1, Definitions)
Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)
Annex A-2

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Registration Statement Questionnaire to be executed and delivered either in person or by its duly authorized agent.

NAME OF BENEFICIAL OWNER

(Please Print)

Signature:

Date:
PLEASE RETURN THE COMPLETED AND EXECUTED REGISTRATION
STATEMENT QUESTIONNAIRE TO CONTINENTAL RESOURCES, INC. AT THE
ADDRESS BELOW:

Continental Resources, Inc. P.O. Box 268836 Oklahoma City, Oklahoma 73126 Attn: General Counsel

Phone: (405) 234-9000 With a copy by email to: eric.eissenstat@clr.com
Annex A-3